Exhibit 99.1

JAKKS PACIFIC REPORTS FIRST QUARTER 2022 FINANCIAL RESULTS

Highest Q1 Net Sales & Earnings per Share in 14 years

SANTA MONICA, Calif., April 28, 2022 – JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Overview:

●	Net sales were $120.9 million, up 44% compared to $83.8 million last year
●	Highest Q1 net sales since 2008
●	Costume business more than doubled vs. Q1 2021
●	Net loss attributable to common stockholders of $4.2 million (or $0.43 per share) compared to a net loss attributable to common stockholders of $24.4 million (or $4.54 per share) in Q1 2021
●

Adjusted net loss attributable to common stockholders (a non-GAAP measure) of $2.6 million (or $0.28 per share), compared to an adjusted net loss attributable to common stockholders of $9.5 million (or $1.77 per share) in Q1 2021

●	Adjusted EBITDA (a non-GAAP measure) was $1.9 million, compared to negative $2.4 million in the first quarter of 2021
●	Trailing twelve month adjusted EBITDA of $53.6 million (8.1% of net sales) up 36% from $39.5 million (7.4% of net sales) in the trailing twelve months ended March 2021

Management Commentary

“Our 2022 is off to an exceptional start” said Stephen Berman, JAKKS Chairman and CEO. “For several years we have talked about maintaining a disciplined focus on growing evergreen toy categories and brands to deliver consistently improving, yet sustainable, results. In addition, this approach can also benefit from the excitement and enthusiasm new entertainment content can generate. As the year begins, we are starting to see strong results as more consumers discover and embrace films like Sonic the Hedgehog® 2 and Disney’s Encanto™, and want to deepen their relationships with the characters by engaging with a broad array of our toys, Halloween Costumes, day-to-day role play and many other related products.

“While that endorsement and enthusiasm is exciting and reaffirming for the teams who bring the product ranges to market, I am equally excited to share that in addition to the growth of these two theatrical releases, the balance of the Toy/Consumer Products business was up mid-single digit percentage in the quarter compared to prior year. We appreciate the continued support from all of our stakeholders in working together to overcome continuing pandemic-driven manufacturing and supply-chain challenges to deliver these results.

“As anticipated, higher inbound freight expenses continued to weigh down gross margins, as we expect to be the case for the balance of the year. Nonetheless, tight cost controls paired with our higher revenues still generated positive Q1 EBITDA for the first time since 2008. We have a lot of work to do as we continue to navigate the unpredictable nature of current events, but are excited by the opportunities we see ahead of us this year and thinking ahead to 2023.”

First Quarter 2022 Results

Net sales for the first quarter 2022 were $120.9 million up 44% versus $83.8 million last year, led by strong growth in Action Play, Dolls/Dress-up and Costumes offset by slight weakness in our Outdoor/Seasonal business.

Gross profit in the first quarter of 2022 was $29.9 million or 24.7% of net sales, compared to $26.1 million or 31.1% of net sales in the prior year. Improved product margins and lower royalty expense were not enough to offset a significant year-over-year increase in ocean freight and related expenses. SG&A costs were $30.7 million, up from $28.8 million in the prior year. As a percent of net sales, SG&A costs were 25.4%, down from 34.4% in the prior year.

The net loss attributable to common stockholders was $4.2 million, or $0.43 per basic and diluted share, compared to a loss of $24.4 million, or $4.54 per basic and diluted share in the first quarter of 2021. Net loss in the first quarter of 2021 included several adjustments, including those related to changes in the fair value of convertible senior notes and preferred stock derivative liability, and other adjustments. Excluding such adjustments in both years, the adjusted net loss attributable to common stockholders (a non-GAAP measure) was a loss of $2.6 million, or $0.28 per basic and diluted share in the first quarter of 2022 compared to a loss of $9.5 million or $1.77 per basic and diluted share in the first quarter of 2021. Adjusted EBITDA (a non-GAAP measure) was $1.9 million for the first quarter of 2022, compared to negative $2.4 million a year ago. For the trailing twelve months ended March 31, 2022, adjusted EBITDA was $53.6 million, up 36% compared to $39.5 million for the trailing twelve months ended March 31, 2021. (See note below on “Use of Non-GAAP Financial Information.”)

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $39.2 million as of March 31, 2022 compared to $45.3 million as of December 31, 2021, and $84.1 million as of March 31, 2021.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Total liquidity” is calculated as cash and cash equivalents, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its first quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 10 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through May 5, 2022 ending at 8:00 p.m. Eastern Time/5:00 p.m. Pacific Time. The playback can be accessed by calling (888) 859-2056 or (404) 537-3406 for international callers, with passcode “3951819” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include; Creepy Crawlers®, Eyeclops®, Fly Wheel®, Perfectly Cute®, ReDo Skateboard Co.®, WeeeDo™, Xtreme Power®, Disguise®, Maui®, Moose Mountain®, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi®, a New Generation of Clean Beauty®. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that the Recapitalization transaction or any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567; Lucas Natalini, investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	(Unaudited)
	March 31,		December 31,
	2022	2021	2021
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$39,225	$80,406	$44,521
Restricted cash	-	3,653	811
Accounts receivable, net	103,730	79,657	147,394
Inventory	85,306	36,653	83,954
Prepaid expenses and other assets	17,412	23,480	10,877
Total current assets	245,673	223,849	287,557

Property and equipment	124,289	115,068	121,945
Less accumulated depreciation and amortization	110,345	102,043	108,796
Property and equipment, net	13,944	13,025	13,149

Operating lease right-of-use assets, net	17,089	22,283	16,950
Goodwill	35,083	35,083	35,083
Intangibles and other assets, net	3,980	4,165	4,308
Total assets	$315,769	$298,405	$357,047

Liabilities, Preferred Stock and Stockholders' Equity

Current liabilities:
Accounts payable	$36,439	$25,262	$50,237
Payable to Meisheng	15,511	6,045	15,894
Accrued expenses	30,596	28,233	47,071
Reserve for sales returns and allowances	39,375	39,499	46,285
Income taxes payable	1,205	175	1,004
Short term operating lease liabilities	11,014	10,109	10,477
Short term debt, net	2,475	6,721	2,104
Total current liabilities	136,615	116,044	173,072

Long term operating lease liabilities	7,399	14,475	8,039
Debt, non-current portion, net	92,934	154,960	93,415
Preferred stock derivative liability	21,927	15,438	21,282
Income taxes payable	215	947	215
Deferred income taxes, net	51	123	51
Total liabilities	259,141	301,987	296,074

Preferred stock accrued dividends	3,420	2,066	3,074

Stockholders' equity:
Common stock, $.001 par value	10	6	10
Additional paid-in capital	272,821	227,113	272,941
Accumulated deficit	(207,240)	(221,509)	(203,431)
Accumulated other comprehensive loss	(13,614)	(12,504)	(12,952)
Total JAKKS Pacific, Inc. stockholders' equity	51,977	(6,894)	56,568
Non-controlling interests	1,231	1,246	1,331
Total stockholders' equity	53,208	(5,648)	57,899
Total liabilities, preferred stock and stockholders' equity	$315,769	$298,405	$357,047

Supplemental Balance Sheet and Cash Flow Data (Unaudited)

	March 31,
Key Balance Sheet Data:	2022	2021

Accounts receivable, net days of sales outstanding (DSO)	77	86
Inventory Turnover (DSI)	84	57

	Three Months Ended March 31,
Condensed Cash Flow Data:	2022	2021
	(In thousands)
Cash flows used in operating activities	$(2,736)	$(6,961)
Cash flows used in investing activities	(1,817)	(1,451)
Cash flows used in financing activities and other	(1,554)	(222)
Decrease in cash, cash equivalents and restricted cash	$(6,107)	$(8,634)

Capital expenditures	$(1,817)	$(1,472)

JAKKS Pacific, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended March 31,
	2022	2021	Δ (%)
	(In thousands, except per share data)

Net sales	$120,881	$83,843	44%
Less: Cost of sales
Cost of goods	72,058	44,049	64
Royalty expense	17,690	12,511	41
Amortization of tools and molds	1,216	1,189	2
Cost of sales	90,964	57,749	58
Gross profit	29,917	26,094	15
Direct selling expenses	4,902	6,802	(28)
General and administrative expenses	25,153	21,411	17
Depreciation and amortization	596	604	(1)
Selling, general and administrative expenses	30,651	28,817	6
Loss from operations	(734)	(2,723)	(73)
Other income (expense):
Other income (expense), net	86	55	56
Change in fair value of convertible senior notes	-	(9,047)	(100)
Change in fair value of preferred stock derivative liability	(645)	(7,375)	(91)
Interest income	3	2	50
Interest expense	(2,202)	(4,875)	(55)
Loss before provision for income taxes	(3,492)	(23,963)	(85)
Provision for income taxes	417	88	374
Net loss	(3,909)	(24,051)	(84)
Net income (loss) attributable to non-controlling interests	(100)	35	nm
Net loss attributable to JAKKS Pacific, Inc.	$(3,809)	$(24,086)	(84)%
Net loss attributable to common stockholders	$(4,155)	$(24,412)	(83)%
Loss per share - basic and diluted	$(0.43)	$(4.54)
Shares used in loss per share - basic and diluted	9,588	5,379

	Three Months Ended March 31,
	2022	2021	Δ bps
			Fav/(Unfav)
Net sales	100.0%	100.0%	-
Less: Cost of sales
Cost of goods	59.6	52.5	(707)
Royalty expense	14.6	15.0	29
Amortization of tools and molds	1.1	1.4	41
Cost of sales	75.3	68.9	(637)
Gross profit	24.7	31.1	(637)
Direct selling expenses	4.1	8.1	406
General and administrative expenses	20.8	25.6	473
Depreciation and amortization	0.5	0.7	23
Selling, general and administrative expenses	25.4	34.4	901
Loss from operations	(0.7)	(3.3)	265
Other income (expense):
Other income (expense), net	0.1	0.1
Change in fair value of convertible senior notes	-	(10.8)
Change in fair value of preferred stock derivative liability	(0.5)	(8.8)
Interest income	-	-
Interest expense	(1.8)	(5.8)
Loss before provision for income taxes	(2.9)	(28.6)
Provision for income taxes	0.3	0.1
Net loss	(3.2)	(28.7)
Net income (loss) attributable to non-controlling interests	(0.1)	-
Net loss attributable to JAKKS Pacific, Inc.	(3.1)%	(28.7)%
Net loss attributable to common stockholders	(3.4)%	(29.1)%

JAKKS Pacific, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended March 31,
	2022	2021	Δ ($)
	(In thousands, except per share data)
EBITDA and Adjusted EBITDA
Net loss	$(3,909)	$(24,051)	$20,142
Interest expense	2,202	4,875	(2,673)
Interest income	(3)	(2)	(1)
Provision for income taxes	417	88	329
Depreciation and amortization	1,812	1,793	19
EBITDA	519	(17,297)	17,816
Adjustments:
Other (income) expense, net	(86)	(55)	(31)
Restricted stock compensation expense	870	382	488
Change in fair value of convertible senior notes	-	9,047	(9,047)
Change in fair value of preferred stock derivative liability	645	7,375	(6,730)
Employee retention credit	-	(1,900)	1,900
Adjusted EBITDA	$1,948	$(2,448)	$4,396
TTM Adjusted EBITDA	$53,607	$39,548	$14,059	36%
Adjusted EBITDA/Net sales %	1.6%	(2.9)%		453	bps
TTM Adjusted EBITDA/TTM Net sales %	8.1%	7.4%		73	bps

Adjusted net income (loss) attributable to common stockholders
Net loss attributable to common stockholders	$(4,155)	$(24,412)	$20,257
Restricted stock compensation expense	870	382	488
Change in fair value of convertible senior notes	-	9,047	(9,047)
Change in fair value of preferred stock derivative liability	645	7,375	(6,730)
Employee retention credit	-	(1,900)	1,900
Tax impact of additional charges	-	-	-
Adjusted net loss attributable to common stockholders	$(2,640)	$(9,508)	$6,868
Adjusted loss per share - basic and diluted	$(0.28)	$(1.77)	$1.49
Shares used in adjusted loss per share - basic and diluted	9,588	5,379	4,209

JAKKS Pacific, Inc. and Subsidiaries

Net Sales by Division and Geographic Region

(In thousands)	Q1
Divisions	2022	2021	2020	2022-2021	2021-2020
Toys/Consumer Products	$111,123	$79,875	$62,565	39.1%	27.7%
Dolls, Role-Play/Dress Up	62,006	45,155	40,074	37.3%	12.7%
Action Play & Collectibles	31,698	16,405	9,654	93.2%	69.9%
Outdoor/Seasonal Toys	17,419	18,315	12,837	-4.9%	42.7%
Costumes	9,758	3,968	3,992	145.9%	-0.6%
Total	$120,881	$83,843	$66,557	44.2%	26.0%

(In thousands)	Q1
Regions	2022	2021	2020	2022-2021	2021-2020
United States	$97,050	$68,916	$51,918	40.8%	32.7%
Europe	13,389	7,337	7,618	82.5%	-3.7%
Canada	3,379	2,101	2,348	60.8%	-10.5%
Latin America	2,385	2,455	1,000	-2.9%	145.5%
Asia	2,076	1,415	1,770	46.7%	-20.1%
Australia & New Zeland	1,491	1,188	1,531	25.5%	-22.4%
Middle East & Africa	1,111	431	372	157.8%	15.9%
Total	$120,881	$83,843	$66,557	44.2%	26.0%

(In thousands)	Q1
Regions	2022	2021	2020	2022-2021	2021-2020
North America	$100,429	$71,016	$54,266	41.4%	30.9%
International	20,452	12,827	12,291	59.4%	4.4%
Total	$120,881	$83,843	$66,557	44.2%	26.0%